Exhibit 99.1

Foundational US Patent Granted for ECG Assessment of Heart Function, Further Expands HeartSciences’ Patent Portfolio and IP Value.

Patent covers estimation of measures of heart function using an ECG, which are critical in the diagnosis and early detection of heart disease

Southlake, TX – June 3, 2025 (GLOBE NEWSWIRE) – HeartSciences Inc. (Nasdaq: HSCS; HSCSW) (“HeartSciences” or the “Company”), an artificial intelligence (“AI”) powered medical technology company focused on transforming ECGs/EKGs to enable earlier detection of heart disease, today announced the grant by the United States Patent and Trademark Office (USPTO) of a foundational patent covering the estimation of echocardiography parameters indicative of heart function using an ECG. This further expands, strengthens and reinforces the value of our extensive IP portfolio.

To date HeartSciences has been granted 10 US patents and 34 international patents for a total of 44 granted patents. Issued international patents are across key countries including China, Brazil, Canada, India, South Korea, Mexico, and key European markets such as Germany, France, UK, Italy and the Netherlands.

“We believe we have a very robust and extensive AI-ECG algorithm patent portfolio, and this latest foundational patent underlines our position as a key player in the fast-emerging AI-ECG field and re-enforces the considerable embedded IP value in HeartSciences.” said Andrew Simpson, CEO of HeartSciences.

For more information about MyoVista Insights https://www.heartsciences.com or X: @HeartSciences and for those interested in exploring collaboration or early adoption opportunities, please contact HeartSciences info@heartsciences.com

About HeartSciences

HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve ECG’s clinical utility. Millions of ECGs are performed every week and the Company's objective is to improve healthcare by making it a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences has one of the largest libraries of AI-ECG algorithms and intends to provide these AI-ECG algorithms on a device agnostic cloud-based solution as well as a low-cost ECG hardware platform. Working with clinical experts, HeartSciences ensures that all solutions are designed to work within existing clinical care pathways, making it easier for clinicians to use AI-ECG technology to improve their patient's care and lead to better outcomes. HeartSciences' first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test.

For more information, please visit: https://www.heartsciences.com. X: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 29, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024, filed with the SEC on September 12, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024, filed with the SEC on December 16, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, filed with the SEC on March 13, 2024 and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations:

Integrous Communications

Mark Komonoski

Partner

Phone: 877-255-8483

Email: mkomonoski@integcom.us

Media Contact:

HeartSciences
Gene Gephart
+1-682-244-2578 Ext. 2024
info@heartsciences.com